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                                                                  Exhibit 99.p.2


                         Amendment to Investment Letter



                 STERNE AGEE ASSET MANAGEMENT, INC. LETTERHEAD


September 9, 1999

SAL TRUST PREFERRED FUND I
800 Shades Creek Parkway
Suite 125
Birmingham, AL 35209

Gentlemen:

Our purchase of 4,000 shares for $100,000 on August 19, 1999, pursuant to our Investment Letter dated August 19, 1999, was made for investment purposes without any present intention of selling.

Sincerely,

STERNE AGEE ASSET MANAGEMENT, INC.



By:  /s/ James S. Holbrook, Jr.
    ---------------------------
      James S. Holbrook, Jr.
      Chairman